Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Steben Managed Futures Strategy Fund:

We consent to the use of our report dated May 25, 2018 on the financial statements of Steben Managed Futures Strategy Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
July 26, 2018